UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2007

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2007, FirstEnergy Corp. repurchased approximately 14.4 million shares, or 4.5%, of its outstanding common stock at an initial price of $62.63 per share, or a total initial purchase price of approximately $900 million, pursuant to an accelerated share repurchase agreement, dated March 1, 2007, with Morgan Stanley & Co. International Limited (MSIL). The final purchase price is subject to a contingent purchase price adjustment based on the volume weighted average price of the equivalent number of shares to be purchased by MSIL over a subsequent purchase period of up to approximately one year, as well as other purchase price adjustments in the event of an extraordinary cash dividend or other dilution events. The agreement may be terminated by MSIL under certain circumstances including a share de-listing event, certain merger events, nationalization, insolvency or a distribution termination event as those terms are described in the agreement. The agreement contains customary representations and warranties, covenants and conditions and indemnification provisions.

FirstEnergy acquired these shares under its previously announced authorization to repurchase up to 16 million additional shares of its common stock. Under a prior authorized program, FirstEnergy repurchased approximately 10.5 million shares of its outstanding common stock on August 10, 2006, under an accelerated share repurchase agreement, dated August 9, 2006, with another financial institution. That financial institution provided its consent to FirstEnergy’s execution and delivery of the new agreement with MSIL.

The latest share repurchase was funded with short-term borrowings, including a $250 million 90-day bridge loan facility, dated as of March 2, 2007, provided by Morgan Stanley Senior Funding, Inc. (MSSF) to FirstEnergy. Concurrently, FirstEnergy’s wholly owned subsidiary, FirstEnergy Solutions Corp. (FES), entered into a substantially similar $250 million bridge loan facility with MSSF. FirstEnergy provided a guaranty of FES’ bridge loan obligations until such time as FES has provided the lender with notice that its senior unsecured debt is rated at least BBB- by Standard & Poor’s or Baa3 by Moody’s.

Loans drawn under each bridge loan facility will bear interest at a rate per annum based on one-, two-, or three-month LIBOR plus 0.65% and must be repaid within 90 days, which period may be extended for an additional 30 days at the option of the applicable borrower. In addition, each bridge loan is required to be prepaid promptly upon the receipt of cash proceeds by any FirstEnergy subsidiary from the planned sale and leaseback transaction of the owned portion of Unit 1 of the Bruce Mansfield Plant.

Except as set forth above, the facilities contain representations, warranties, terms and conditions that are customary for facilities of this type and are substantially similar to those contained in the existing $2.75 billion syndicated revolving credit facility, dated August 24, 2006, among FirstEnergy, certain of its subsidiaries (including FES) and the banks named therein.

FirstEnergy, FES and certain of their affiliates maintain ordinary banking and investment banking relationships with affiliates of MSIL and MSSF. MSSF is a lender under the August 24, 2006 credit facility referred to above.

Attached as Exhibit 99.1 is FirstEnergy’s press release issued March 2, 2007 regarding the execution and delivery of the accelerated share repurchase agreement with MSIL.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by FirstEnergy Corp., dated March 2, 2007

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of the registrant’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney’s Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in the registrant’s Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the Pennsylvania Public Utility Commission, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful structuring and completion of a potential sale and leaseback transaction for Bruce Mansfield Unit 1 currently under consideration by management, the successful completion of the share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in the registrant’s Securities and Exchange Commission filings, including the registrant’s annual report on Form 10-K for the year ended December 31, 2006, and other similar factors. The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 5, 2007

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer